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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           May  24, 2000
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                         Titan Motorcycle Co. of America
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               (Exact Name of Registrant as Specified in Charter)


        Nevada                        000-24477                   86-0776876
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(State or Other Jurisdiction        (Commission                (IRS Employer
  of Incorporation)                 File Number)             Identification No.)


2222 West Peoria Avenue, Phoenix, Arizona                          85029
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code       (602) 861-6977
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         In connection with the issuance of Titan's Series A and B Convertible Preferred Stock, Titan also granted warrants to purchase 372,967 shares of Titan's common stock at an exercise price of $3.21744 per share to Advantage Fund II Ltd. and warrants to purchase 250,000 shares of Titan's common stock at an exercise price of $2.00 per share to Koch Investment Group Limited.

         On May 24, 2000, the Company, Advantage Fund II Ltd., and Koch Investment Group Limited agreed to reduce the exercise price of the warrants described above to $1.00 per share in exchange for the warrantholders' agreement to immediately exercise warrants to acquire 300,000 shares of Titan's common stock in exchange for $300,000 in cash. The terms of the amendment to the Warrants are set forth in full in the Warrant Amendment Agreement attached as
Exhibit 4.7 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

EXHIBIT
NUMBER           DESCRIPTION
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4.7               Warrant Amendment Agreement



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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Titan Motorcycle Co. of America

                                             By: /s/ Francis S. Keery
                                                -----------------------------
                                             Francis S. Keery
                                             Chief Executive Officer

Dated: May 24, 2000


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               EXHIBIT INDEX
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EXHIBIT
NUMBER           DESCRIPTION
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4.7               Warrant Amendment Agreement